SETTLEMENT AGREEMENT AND RELEASE

This SETTLEMENT AGREEMENT AND RELEASE (the “Agreement”) is made and entered into as of the date set forth on the signature page hereto (the “Effective Date”), by and between Apollo Medical Holdings, Inc., a Delaware corporation (the “Company”), and the holder of the Note (as defined below) set forth on the signature page hereto (the “Holder”).

A. The Holder is the registered holder of a 10% Senior Subordinated Callable Convertible Promissory Note dated October 16, 2009 in the original principal amount set forth on Exhibit A to this Agreement (the “Original Note”) issued by the Company in its offering of units (the “Units”) consisting of notes substantially similar to the Original Note and warrants to purchase common stock of the Company (“Common Stock”). The Company’s offering of Units was made pursuant to a Confidential Private Placement Memorandum dated September 23, 2009 (the “Memorandum”), a copy of which was provided to the Holder prior to its purchase of Units. The Original Note was subsequently amended by an Amendment to Senior Subordinated Convertible Promissory Note of Apollo Medical Holdings, Inc., dated October 29, 2012, between the Company and the Holder (the “Amendment” and, together with the Original Note, the “Note”).

B. On or about October 18, 2013, the Company delivered to the Holder a notice of redemption of the Note pursuant to the terms set forth in the Memorandum. The redemption notice stated that the Company was exercising its right to redeem the Note on December 17, 2013 at a redemption price of 102% of the principal amount of the Note plus accrued and unpaid interest to, but excluding, the date of redemption.

C. Although the Memorandum contains terms giving the Company the right to redeem the Note, the Note does not contain any right of redemption, and the Holder disputes the Company’s right to redeem the Note.

D. The Company and Holder have agreed to settle and resolve all such claims, differences and disagreements regarding the redemption of the Note to avoid further expense, inconvenience and distraction.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants herein contained, the parties hereto, each intending to be bound hereby, agree as follows:

1. Redemption and/or Conversion of Note. The parties to this Agreement agree as follows:

(a) Subject to the terms and conditions of this Agreement, in consideration for the Holder’s execution and delivery hereof, the Company agrees, on the Effective Date, to redeem all or part of the principal and accrued interest of the Note for cash and/or to convert all or part of the principal and accrued interest of the Note into shares of Common Stock, in each case in the respective amounts set forth on Exhibit A hereto. The Holder irrevocably and unconditionally elects to redeem and/or convert the Note on the Effective Date as set forth on Exhibit A hereto and otherwise in accordance with the terms and conditions of this Agreement.

(b) On or before the Effective Date, the Holder shall deliver to the Company (i) the original Note, or (ii) if the Note is not in the Holder’s possession or control, an original Affidavit of Loss and Indemnity Agreement in the form provided by the Company.

(c) On the Effective Date, the Company shall, as applicable, deliver to the Holder the redemption amount and/or instruct its transfer agent to prepare a stock certificate evidencing the Holder’s record ownership of the shares of Common Stock into which the Note is converted as set forth on Exhibit A hereto.

2. Release.

(a) Release by Holder. The Holder hereby absolutely, forever and fully, generally and specifically, unconditionally and irrevocably releases, acquits, and forever discharges the Company and each of its agents, employees, independent contractors, representatives, partners, managers, members, owners, shareholders, officers, directors, attorneys, insurers, affiliates, assigns, predecessors and successors (collectively, the “Company Releasees”), of and from any and all claims, actions, causes of action, demands, rights, damages, costs, expenses and compensation of every kind (“Claims”), including, but not limited to, attorneys fees and costs of any kind or nature, known or unknown, which the Holder heretofore had, owned, held or claimed to have, own or hold against any of the Company Releasees, or at any time now or in the future have, own, hold or claim to have, own or hold against any of the Company Releasees; provided, however, this Agreement does not discharge any obligations or any breach of any representations or warranties of the Company under or contained in this Agreement or any Claims arising from or relating to the Holder’s ownership of or transactions relating to any securities of the Company other than the Note.

(b) Section 1542. The Holder acknowledges that in the event that at any time after the Effective Date any injury, loss or damage is sustained in connection with any matter released in this Section 2 or any matter set forth elsewhere in this Agreement which is not now known or suspected, or in the event that the loss or damage now known has consequences or results not known or suspected, this Agreement shall nevertheless constitute a full and final release as to the parties and matters herein released, and this release shall apply to and include all such unknown or unsuspected consequences or results. The Holder has read and has been carefully advised by its attorneys of the contents of Section 1542 of the California Civil Code which reads as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

The Holder has read and has been carefully advised by its attorneys of the contents of Section 1542. The Holder hereby expressly, unconditionally and irrevocably waives any and all rights and benefits under said Section 1542.

3. Assumption of Risk. The Holder does hereby expressly assume the risk of any mistake of fact, or that the true facts might be other or different from facts now known or believed to exist. The Holder acknowledges and agrees that it is aware that it may hereafter discover claims in relation to the matters referred to in this Agreement, presently unknown or unsuspected, or facts in addition to or different from those which it now knows or believes to be true. Nevertheless, it is the Holder’s intention, by executing this Agreement, to fully, finally and forever settle and release all such matters, and all claims related thereto. In furtherance of such intention, the release given herein shall be and remain in effect as a full and complete release of such matters, notwithstanding the discovery or existence of any such additional or different claims or facts relative thereto by the Holder.

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4. Advice of Counsel/Investigation of All Facts/Voluntary Settlement. The Holder has had the opportunity to seek the advice of legal counsel prior to the Effective Date. The Holder represents and warrants that it has read and understood this Agreement. The Holder hereby executes this Agreement voluntarily and with full knowledge of its significance, and with the express intention of effecting the extinguishment of any and all obligations and claims arising out of or connected with the matters specified herein. The Holder has investigated the facts pertaining to the settlement and this Agreement and all matters pertaining thereto as deemed necessary by such party. The Holder has entered into this Agreement in the total absence of any fraud, mistake, duress, coercion, or undue influence and after careful thought and reflection upon this Agreement and the documents referred to herein; and accordingly, by signing this document and the documents referred to herein, the Holder signifies that it has been read with full understanding, agreement and acceptance. This Agreement is entered into with the intent of effectuating the extinguishment of the claims released hereunder.

5. Covenant Not to Sue. The Holder covenants and agrees never to commence, prosecute, join, aid or participate in any way (except as may be required by subpoena or court order), or cause to be commenced or prosecuted against any Company Releasee, any action or legal proceeding based in whole or in part upon the matters released in this Agreement. This Agreement may be pleaded as a full and complete defense to any action or other proceeding, and/or as a basis for abatement of, or injunction against, such action or other proceeding.

6. Representations and Warranties. The Holder represents and warrants to the Company:

(a) Ownership of the Note. The Note is owned of record and beneficially by the Holder, and is free and clear of all liens, security interests, encumbrances, restrictions, pledges and claims of every kind.

(b) Authority; Enforceability. The Holder has the full right, power and authority (and, if an individual, is older than the age of majority, is of sound mind and is competent) to enter into this Agreement, all other agreements and documents executed in connection with this Agreement, and all documents and agreements necessary to give effect to the provisions of this Agreement, and to perform its obligations hereunder. The execution and delivery of this Agreement by the Holder and the performance of its obligations hereunder have been duly authorized by the Holder’s Board of Directors, trustees or other governing body, and all other actions and proceedings required to be taken by or on behalf of the Holder to enter into this Agreement have been duly and properly taken. This Agreement has been duly and validly executed and delivered by the Holder and, subject to the due authorization, execution and delivery by the Company, constitute the legal, valid and binding obligations of the Holder, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general principles of equity.

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(c) No Violation, Approval or Consent Required. The execution and delivery by the Holder of this Agreement, and the performance by the Holder of its obligations hereunder, does not require notice to, or consent or approval of, any governmental agency or other third party, and will not, after the giving of notice or lapse of time or otherwise:

(i) violate or result in the breach of any of the terms or conditions of, or constitute a default, or allow for the acceleration or termination of, or in any manner release any party from any obligation, or result in any lien, claim or encumbrance on the Note, under any mortgage, deed, lease, note, bond, indenture, agreement, license or other instrument or obligation of any kind or nature to which the Holder is a party, or by which the Holder is or may be bound or affected;

(ii) violate or result in the breach of any of the terms or conditions of, or constitute a default, under any of the Holder’s formation or organizational documents or agreements; or

(iii) violate any law, rule or regulation, or any order, writ, injunction or decree of any court, administrative agency or governmental authority, or require the approval, consent or permission of any governmental or regulatory authority.

(d) Sophisticated Investor. The Holder (a) is a sophisticated individual or entity familiar with transactions similar to those contemplated by this Agreement, (b) has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the redemption and/or conversion of the Note, (c) has independently and without reliance upon the Company, and based on such information and the advice of such advisors as the Holder has deemed appropriate, made its own analysis and decision to enter into this Agreement. The Holder acknowledges that none of the Company or its affiliates is acting as a fiduciary or financial or investment adviser to the Holder, and has not given the Holder any investment advice, opinion or other information on whether the redemption or conversion of the Note is prudent. The Holder acknowledges that the Company currently may have, and later may come into possession of, information with respect to the Company that is not known to the Holder and that may be material to a decision to redeem or convert the Note (“Holder Excluded Information”), (y) the Holder has determined to redeem and/or convert the Note notwithstanding its lack of knowledge of the Holder Excluded Information and (z) the Company shall have no liability to the Holder, and the Holder waives and releases any claims that it might have against the Company whether under applicable securities laws or otherwise, with respect to the nondisclosure of the Holder Excluded Information in connection with the redemption and/or conversion of the Note and the transactions contemplated by this Agreement. The Holder understands that the Company will rely on the accuracy and truth of the foregoing representations, and the Holder hereby consents to such reliance.

(e) Restricted Securities. The Holder reaffirms its representations and warranties set forth in Section 6 of the Note, which are incorporated herein by this reference, and each of such representations and warranties are true and correct as if made on the Effective Date.

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7. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, and assigns without any restrictions.

8. Enforceability. If any provision of this Agreement, as applied to any party or to any circumstance, shall be found by a court to be void, invalid or unenforceable, the same shall in no way affect any other provision of this Agreement, the application of any such provision in any other circumstance, or the validity or enforceability of this Agreement.

9. Further Assurances. Each party (and his or its counsel) shall execute and deliver such other and further instruments, documents and papers, and shall perform any and all acts necessary to give full force and effect to all of the terms and provisions of this Agreement.

10. Attorneys’ Fees and Costs. Should any party to this Agreement retain counsel for the purpose of enforcing any provision of this Agreement, including without limitation for the purpose of instituting any action or proceeding to enforce any provision of this Agreement, or for damages by reason of any breach of any provision of this Agreement, or for a declaration of such party’s rights or obligations under this Agreement, or for any other judicial remedy, then the prevailing party shall be entitled, in addition to such other relief as may be granted, to be reimbursed by the losing party for all reasonable costs and expenses incurred, including without limitation attorneys’ fees and costs for services rendered to the prevailing party and any attorneys’ fees and costs incurred in enforcing or collecting any judgment entered or in connection with any bankruptcy proceeding. Notwithstanding the foregoing, all attorneys’ fees and costs incurred by any party in connection with the negotiation and documentation of this Agreement shall be borne by such party. Any litigation or arbitration between the parties shall occur exclusively in the County of Los Angeles, California.

11. Governing Law. This Agreement shall be construed in accordance with the laws of the State of California applicable to contracts entered into and fully to be performed therein.

12. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Each of the parties agrees that each of the other parties may rely upon the facsimile or PDF signature of any party on this Agreement as constituting a duly authorized, irrevocable, actual, current delivery of this Agreement as fully as if this Agreement contained the original ink signature of the party or parties supplying a facsimile or PDF signature.

13. Integration. This Agreement constitutes a single, integrated written contract expressing the entire agreement of the parties hereto relating to the subject matter hereof. No covenants, agreements, representations or warranties of any kind whatsoever have been made by any party hereto, except as specifically set forth in this Agreement, and all prior discussions, negotiations and agreements, whether written or oral have been, and are, merged and integrated into, and are superseded by, this Agreement.

14. Neutral Interpretation. In any action to construe the terms of this Agreement, this Agreement shall be considered the product of negotiation by and among the parties hereto. No clause or provision shall be interpreted more strongly in favor of one party or the other, based upon the source of the draftsmanship, but shall be interpreted in a neutral manner.

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15. Notices. Any notice, request, demand, instruction or other communication given hereunder by any party must be in writing and will be validly and timely given or made to another party if (i) served personally, (ii) deposited in the United States mail, certified or registered, postage prepaid, return receipt requested, (iii) delivered by overnight courier, or (iv) sent by facsimile, to the Holder at the address set forth on the signature page hereof and to the Company as set forth below:

To the Company:

700 N. Brand Blvd.

Suite 220

Glendale, California 91203

Attn.: Chief Executive Officer

Fax: (818) 844-3885

With a copy to:

Shartsis Friese LLP
One Maritime Plaza, 18th Floor
San Francisco, CA 94111-3598
Attn: P. Rupert Russell, Esq.
Fax: (415) 421-2922

If such notice is served personally, such notice will be deemed to be given at the time of such personal service. If notice is served by mail, such notice will be deemed to be given two days after the deposit of same in any United States mail post office box. If such notice is served by overnight courier, such notice will be deemed to be given on the next business day following the acceptance of such notice for delivery by such overnight courier. If such notice is served by facsimile, such notice will be deemed to be given at the time such notice is sent, provided that an additional copy of such notice is sent the same day by another acceptable means of giving notice under this Section 15. Any person entitled to receive notice under this Agreement may change the address or facsimile number to which such notice may be sent, by giving notice thereof pursuant to this Section 15.

16. Survival. All covenants, representations and warranties contained in this Agreement shall, without any limitation, survive the execution of this Agreement and the consummation of the transactions and undertakings contained in this Agreement.

17. Time Is Of The Essence. Time is of the essence with respect to any act, performance, or payment under this Agreement.

18. No Third Party Beneficiaries. No person who is not a party to this Agreement shall be deemed to be a third party beneficiary of any covenants, representation or warranty herein contained.

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19. Captions. The captions of the various sections herein are for convenience only, and none of them is intended to be any part of the body or text of this Agreement, nor are they intended to be referred to in construing any of the provisions hereof.

20. Amendment. No modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless in writing signed by all parties.

21. Waiver. The failure of either party to exercise any of its rights or remedies in the event of a default by the other party shall not be a waiver of such default, a modification of this Agreement or such defaulting party’s obligations under this Agreement, or a waiver of any subsequent default by such defaulting party.

22. Compromise of Disputed Claims; No Admissions. This Agreement constitutes a compromise and settlement of claims which are contested and nothing in this Agreement is or shall be treated, construed or deemed as an admission by any party hereto of any liability, fault, or responsibility of any kind to the other party hereto or to any person, for any purpose whatsoever, all such liability, fault, and responsibility of any kind being expressly denied. No past or present wrongdoing on the part of any of the parties hereto shall be implied from the negotiation or the consummation of this Agreement.

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IN WITNESS WHEREOF, this Settlement Agreement and Release has been executed as of the Effective Date set forth below.

Effective Date: ____________________, 20_____

COMPANY:

APOLLO MEDICAL HOLDINGS, INC.,

a Delaware corporation

By: ______________________________________

Name:____________________________________

Title:_____________________________________

HOLDER:

____________________________________

By: ______________________________________

Name:____________________________________

Title:_____________________________________

Address:

________________________

________________________

________________________

Fax: (___) _______________

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EXHIBIT A

NOTE REDEMPTION/CONVERSION

NOTE

Principal Amount of Note equal to 102% for each par value 10% Callable Convertible

Promissory Note:	$25,000.00
Call premium at 102%	500.00
Promissory Note Principal + Premium Subtotal	25,500.00
Accrued and Unpaid Interest (through December 17, 2013)	951.39
TOTAL	$26,451.39
Holder’s worksheet
Number of Notes
Multiply by Total ($26,451.39)=	$

REDEMPTION

If all or a part of the principal and accrued interest of the Note is redeemed:

Cash Redemption Amount for each $25,000 par value 10% Callable Convertible Promissory Note will be $65,302.57, as follows:

Promissory Note (a)	$25,000.00
Conversion rate (b)	$0.11485
Conversion shares (a)/(b)=(c)	217,675
Cash redemption price/ share (d)	$0.30
Total Redemption Value(c) * (d) =	$65,302.57
Accrued and Unpaid Interest (through December 17, 2013) (e)	$951.39
Total	$66,253.96
Holders Worksheet
Number of Notes
Multiply by Total ($66,253.96)=	$

*The Holder’s wire instructions:

Name/ FBO ____________________________

Bank ____________________________

Account # ____________________________

Routing/TT# _____________________________

CONVERSION

If all or a part of the principal and accrued interest of the Note is converted:

Number of Shares of Common Stock into which each $25,000 par value 10% Callable Convertible Promissory Note will be 217,675 shares, as follows:

Promissory Note (a)	$25,000.00
Conversion Rate (b)	$0.11485
Total (a)/(b)=	217,675
Holder’s worksheet
Number of Notes
Multiply by Total (217,675 Common Shares)=	$

If Holder chooses to convert any of his or her notes into Common Stock, Holder may choose to accept their Accrued and Unpaid Interest (through December 16, 2013) to be paid in Common Stock or Cash: Total number of notes must equal total number of Notes converted to shares.

Holder’s worksheet (Cash Option):
Number of Notes (a)
Accrued and Unpaid Interest (through December 17, 2013) (b)	$951.39
Total (a) * (b) =	$

Holder’s worksheet (Conversion Option):
Number of Notes (a)
Accrued and Unpaid Interest (through December 17, 2013) (b)	$951.39
Conversion Rate (c)	$0.11485
Conversion shares (b)/(c)=(d)	8,283
Total (a) * (d) =	$